Exhibit 16.1

May 13, 2016

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4.1 Changes in Registrants Certifying Accountant included in the Form 8-K dated May 13, 2016 of B-Scada, Inc.  to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

Very truly yours,

/s/ Cowan, Gunteski & Co., P.C.

 Reply to: 730 Hope Road    Tinton Falls    NJ 07724    Phone: 732.676.4100    Fax: 732.676.4101

40 Bey Lea Road, Suite A101    Toms River    NJ 08753    Phone: 732.349.6880    Fax: 732.349.1949

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